Exhibit (a)(5)

ALLIANCEBERNSTEIN MUNICIPAL INCOME FUND, INC.

CERTIFICATE OF CORRECTION

AllianceBernstein Municipal Income Fund, Inc., a Maryland corporation having its principal office in Maryland in the City of Baltimore (hereinafter called the “Corporation”), certifies that:

FIRST: Article THIRD of the Articles Supplementary filed on December 4, 2009 is hereby amended by replacing paragraph A that reads as follows:

A. Immediately before the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 27,200,000,000 shares, the par value of each share of stock being $.001, with an aggregate par value of $27,200,000, classified as follows:

Name of Portfolio	Class A Common Stock	Class B Common Stock	Class C Common Stock	Advisor Class Common Stock
New York Portfolio	3,000,000,000	3,000,000,000	3,000,000,000	50,000,000
California Portfolio	3,000,000,000	3,000,000,000	3,000,000,000	50,000,000
National Portfolio	3,000,000,000	3,000,000,000	3,000,000,000	100,000,000

with a new paragraph A that reads as follows:

A. Immediately before the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 45,200,000,000 shares, the par value of each share of stock being $.001, with an aggregate par value of $45,200,000, classified as follows:

Name of Portfolio	Class A Common Stock	Class B Common Stock	Class C Common Stock	Advisor Class Common Stock
New York Portfolio	3,000,000,000	3,000,000,000	3,000,000,000	50,000,000
California Portfolio	6,000,000,000	6,000,000,000	6,000,000,000	50,000,000
National Portfolio	6,000,000,000	6,000,000,000	6,000,000,000	100,000,000

SECOND: Article THIRD of the Articles Supplementary filed on December 4, 2009 is hereby amended by replacing paragraph B that reads as follows:

B. Immediately after the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 36,300,000,000 shares, the par value of each share of stock being $.001, with an aggregate par value of $36,300,000, classified as follows:

Name of Portfolio	Class A Common Stock	Class B Common Stock	Class C Common Stock	Advisor Class Common Stock
New York Portfolio	3,000,000,000	3,000,000,000	3,000,000,000	50,000,000
California Portfolio	3,000,000,000	3,000,000,000	3,000,000,000	50,000,000
National Portfolio	3,000,000,000	3,000,000,000	3,000,000,000	100,000,000
High Income Municipal Portfolio	3,000,000,000	3,000,000,000	3,000,000,000	100,000,000

with a new paragraph B that reads as follows:

B. Immediately after the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 54,300,000,000 shares, the par value of each share of stock being $.001, with an aggregate par value of $54,300,000, classified as follows:

Name of Portfolio	Class A Common Stock	Class B Common Stock	Class C Common Stock	Advisor Class Common Stock
New York Portfolio	3,000,000,000	3,000,000,000	3,000,000,000	50,000,000
California Portfolio	6,000,000,000	6,000,000,000	6,000,000,000	50,000,000
National Portfolio	6,000,000,000	6,000,000,000	6,000,000,000	100,000,000
High Income Municipal Portfolio	3,000,000,000	3,000,000,000	3,000,000,000	100,000,000

THIRD: The undersigned Chairman of the Corporation acknowledges this Certificate of Correction to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath, the undersigned Chairman acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, AllianceBernstein Municipal Income Fund, Inc. has caused this Certificate of Correction to be executed in its name and on its behalf by Robert M. Keith, President of the Corporation, and attested by Andrew L. Gangolf, the Assistant Secretary of the Corporation, this 4th day of February, 2010. The undersigned President of the Corporation acknowledges this Certificate of Correction to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, and that this statement is made under penalties for perjury.

ALLIANCEBERNSTEIN MUNICIPAL INCOME FUND, INC.

By: /s/ Robert M. Keith
Robert M. Keith
President

ATTEST:

/s/ Andrew L. Gangolf
Andrew L. Gangolf
Assistant Secretary

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